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                                                                   EXHIBIT 23.3


                                    CONSENT

         Harper & Associates, Inc. hereby consents to references to Harper & Associates, Inc. as expert and to its reserve reports and to information depicted in the Annual Report on Form 10-K for the year ended June 30, 1999 for Queen Sand Resources, Inc., a Delaware corporation, that was derived from our reserve reports, incorporated by reference in (i) the Prospectus constituting a part of the Registration Statement on Form S-3 (No. 333-47577) filed with the Securities and Exchange Commission, (ii) the Prospectus constituting a part of the Registration Statement on Form S-3 (No. 333-61375) filed with the Securities and Exchange Commission, (iii) the Prospectus constituting a part of the Registration Statement on Form S-3 (No. 333-70993) filed with the Securities and Exchange Commission, (iv) the Prospectus constituting a part of the Registration Statement on Form S-3 (No. 333-78001) filed with the Securities and Exchange Commission and (v) the Prospectus constituting a part of the Registration Statement on Form S-8 and the Registration Statement on Form S-8 (No. 333-67951) filed with the Securities and Exchange Commission.


                                        HARPER & ASSOCIATES, INC.